SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 --------------


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                  July 8, 1998
                             -----------------------
                Date of Report (Date of earliest event reported)


                           PALATIN TECHNOLOGIES, INC.
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             (Exact name of registrant as specified in its charter)


                                    Delaware
                               ------------------
                 (State or other jurisdiction of incorporation)


            0-22686                              95-4078884
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     (Commission File Number)       (IRS Employer Identification Number)


   214 Carnegie Center, Suite 100, Princeton, New Jersey       08540
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        (Address of Principal Executive Offices)            (Zip Code)


       Registrant's telephone number, including area code (609) 520-1911

                                 Not Applicable
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          (Former Name or Former Address, if Changed Since Last Report)

ITEM 5.   OTHER EVENTS.

        On July 8, 1998, Palatin Technologies, Inc. (the "Company") sold 363,636 shares of common stock, $.01 par value, of the Company (the "Common Stock") to TheraTech, Inc. ("TheraTech") (Nasdaq: THRT), for an aggregate purchase price of $2,000,000. The Common Stock was sold to TheraTech, an accredited investor, pursuant to Rule 506 of Regulation D promulgated under the Securities Act of 1933, as amended (the "Securities Act"). The net proceeds will be used for research and development of the dosage form of PT-14, the Company's peptide hormone product for the treatment of sexual dysfunction. See the Stock Purchase Agreement filed as Exhibit 99.1 to this Form 8-K.

        The Company has agreed to file and use its best efforts to cause to be declared effective not later than November 5, 1998, a registration statement under the Securities Act, registering for resale the Common Stock issued to TheraTech. See the Registration Rights Agreement filed as Exhibit 99.2 to this Form 8-K.

        The Company and TheraTech previously announced they had entered into an agreement, including a license to certain patents owned by TheraTech, to collaboratively develop an oral transmucosal delivery system for PT-14.



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

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

          c)    Exhibits

                99.1 Stock Purchase Agreement dated as of July 6, 1998, between the Company and TheraTech, Inc.

                99.2 Registration Rights Agreement dated as of July 8, 1998, between the Company and TheraTech, Inc.

          SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        PALATIN TECHNOLOGIES, INC.


                                        By    /s/ Stephen T. Wills
                                           ---------------------------
                                           Name:  Stephen T. Wills
                                           Title: Vice President and
                                                  Chief Financial Officer


Date: July 9, 1998


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